Exhibit 5.1

LUCOSKY BROOKMAN LLP
January 6, 2023	101 Wood Avenue South 5th floor Woodbridge, NJ 08830 T - (732) 395-4400 F - (732) 395-4401

Quantum Computing Inc. 215 Depot Court SE, Suite 215 Leesburg, VA 20175	111 Broadway Suite 807 New York, NY 10006
T - (212) 332-8160 F - (212) 332-8161

www.lucbro.com

Re: Registration Statement on Form S-3 for Quantum Computing Inc., a Delaware corporation

Ladies and Gentlemen:

We have acted as counsel to Quantum Computing Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”). The Company is filing the Registration Statement in connection with the offering from time to time, pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by certain selling stockholders of up to 32,940,738 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), consisting of (i) 26,615,235 shares of Common Stock (the “Common Shares”); and (ii) 6,325,503 shares of Common Stock issuable upon exercise of vested warrants (the “Warrant Shares” and together with the Common Shares, the “Securities”).

The offering of the Securities will be as set forth in the prospectus contained in the Registration Statement, as amended, and as supplemented from time to time (the “Prospectus”).

In rendering these opinions, we have examined the Company’s Certificate of Incorporation and Bylaws, both as amended and currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. We are opining herein as to the General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws.

As a result of and subject to the foregoing, we are of the following opinion:

Subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that the Common Shares have been validly issued, are fully paid and are non-assessable.

Upon the issuance of the Warrant Shares following the exercise of the vested warrants against payment therefor as set forth in the Registration Statement, the Warrant Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is qualified to the extent that the enforceability of any applicable agreement, document, or instrument discussed herein may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We have relied as to certain matters on information obtained from officers of the Company, and other sources believed by us to be responsible.

Our opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the agreements and instruments addressed herein, or in the Registration Statement. This opinion is based upon currently existing statutes, regulations, rules and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP